Execution Version
RECLASSIFICATION AGREEMENT
by and between
AMERICAN SOFTWARE, INC.
and
JAMES C. EDENFIELD
Dated as of April 10, 2024

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TABLE OF CONTENTS

ARTICLE I	DEFINITIONS		2
	1.1	**Definitions**	2
	1.2	**Interpretation**	3
ARTICLE II	THE CLOSING		4
	2.1	**Closing**	4
	2.2	**Proposed Amendment; Payment of Reclassification Consideration**	4
	2.3	**Adjustments**	4
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE COMPANY		5
	3.1	**Corporate Power and Authority**	5
	3.2	**Capitalization**	5
	3.3	**Conflicts; Consents and Approvals**	5
	3.4	**Board Recommendation**	6
	3.5	**Opinion of Financial Advisor to the Board**	6
	3.6	**Litigation**	6
	3.7	**Finders' Fees**	6
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF THE CLASS B SHAREHOLDER		6
	4.1	**Title to Shares**	6
	4.2	**Power and Authority**	7
	4.3	**Conflicts; Consents and Approvals**	7
	4.4	**Litigation**	7
	4.5	**Finders' Fees**	7
ARTICLE V	COVENANTS		7
	5.1	**2024 Annual Meeting**	7
	5.2	**Proxy Materials**	8
	5.3	**Voting; Restriction on Transfers and Pledges**	8
	5.4	**Lock-Up**	10
	5.5	**Further Assurances**	10
	5.6	**Public Announcement**	11
	5.7	**Tax Matters**	11
	5.8	**Indemnification**	11
ARTICLE VI	CONDITIONS PRECEDENT		11
	6.1	**Conditions to Each Party's Obligation**	11
	6.2	**Additional Conditions to the Company's Obligation**	12
	6.3	**Additional Conditions to the Class B Shareholder's Obligation**	12
ARTICLE VII	TERMINATION		13
	7.1	**Termination**	13
	7.2	**Notice of Termination**	13
	7.3	**Effect of Termination and Abandonment**	14
ARTICLE VIII	MISCELLANEOUS		14

(i)

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8.1	**Counterparts**	14
8.2	**Entire Agreement**	14
8.3	**Severability**	14
8.4	**Third-Party Beneficiaries**	14
8.5	**Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL**	14
8.6	**Specific Performance**	15
8.7	**Amendment**	15
8.8	**Notices**	15
8.9	**Assignment; Successors and Assigns**	16
8.10	**Fees and Expenses**	16
8.11	**Waiver**	16

(ii)

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RECLASSIFICATION AGREEMENT

This RECLASSIFICATION AGREEMENT (this “Agreement”) is made and entered into as of April 10, 2024, by and between AMERICAN SOFTWARE, INC., a Georgia corporation (the “Company”), and JAMES C. EDENFIELD (the “Class B Shareholder”).
WHEREAS, as of April 10, 2024, there were 31,398,542 shares of Class A Common Stock, $0.10 par value, of the Company (the “Class A Common Stock”), issued and outstanding and 1,821,587 shares of Class B Common Stock, $0.10 par value, of the Company (the “Class B Common Stock”), issued and outstanding;
WHEREAS, as of the date hereof, the Class B Shareholder owns beneficially and has the sole power to vote or direct the voting of all of the shares of Class B Common Stock outstanding;
WHEREAS, the board of directors of the Company (the “Board”), including the independent directors elected by the holders of Class A Common Stock (the “Independent Directors”), has reviewed the proposed terms and conditions of a reclassification of the Class B Common Stock in this Agreement and related aspects of such reclassification (collectively, the “Reclassification Transaction”), which shall be effected by the amendment and restatement of the articles of incorporation of the Company to give effect to the Reclassification Transaction (the “Proposed Amendment”);
WHEREAS, after considering the advice from Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, its legal counsel, and Houlihan Lokey (defined below), its financial advisor, and following the receipt of the unanimous recommendation of Independent Directors, the Board has determined that the Reclassification Transaction is advisable and in the best interests of the Company, and resolved to recommend that the shareholders of the Company approve the Reclassification Transaction pursuant to which, at the Effective Time, among other things, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be reclassified and exchanged into 1.2 shares of Class A Common Stock (such ratio of 1:1.2, the “Exchange Ratio” and such shares, the “Reclassification Consideration”);
WHEREAS, the consummation of the Reclassification Transaction is subject to the adoption of the Proposed Amendment by the shareholders of the Company as provided herein;
WHEREAS, the Company desires to obtain the Class B Shareholder’s support of the Proposed Amendment and the Reclassification Transaction, and the parties intend that the irrevocable appointment of proxies by the Class B Shareholder pursuant to the proxy set forth herein be coupled with an interest by virtue of the Class B Shareholder’s entering into this Agreement, and the voting obligations contained herein;
WHEREAS, the Board, following receipt of the unanimous recommendation of the Independent Directors, has unanimously (i) approved this Agreement and the consummation of the Reclassification Transaction and the other transactions contemplated by this Agreement, (ii) determined that the terms of this Agreement, the Reclassification Transaction and the other transactions contemplated by this Agreement are advisable, fair to, and in the best interests of, the Company and the holders of the Class A Common Stock other than the Class B Shareholder (the “Unaffiliated Common Shareholders”), (iii) resolved to have the Company to enter into this Agreement, (iv) resolved to submit the approval and the adoption of the Reclassification Transaction to the shareholders of the Company at the 2024 Annual

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Meeting, and (v) resolved to recommend that the shareholders of the Company approve and adopt the Reclassification Transaction at the 2024 Annual Meeting (the “Company Board Recommendation”); and
WHEREAS, each of the parties hereto intends for U.S. federal income tax purposes that (i) this Agreement constitutes, and is hereby adopted as, a “plan of reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986 (the “Code”), (ii) the Reclassification Transaction will each qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code that does not give rise to taxable income under Section 305 of the Code, and (iii) the Company will be a party to each reorganization within the meaning of Section 368(b) of the Code (clauses (i)-(iii), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth in this Agreement, the Company and the Class B Shareholder agree as follows:
Article I

DEFINITIONS
1.1Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth below:
“2024 Annual Meeting” means the 2024 annual meeting of the Company’s shareholders and, as applicable, any special meeting(s) of the Company’s shareholders called for the purpose of obtaining the Requisite Shareholder Approval, however called, including any postponement or adjournment of either of the preceding meetings.
“beneficially own” and “beneficial ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act, except that such terms shall also include options, warrants, swaps, derivatives, convertible securities, stock appreciation rights and other rights or instruments, whether real or synthetic.
“Business Day” means any day other than a day on which commercial banks in the State of Georgia are authorized or obligated by Law to be closed.
“Class B Proxy Holder” means each of H. Allan Dow, Vincent Klinges and Mark Grant.
“Company Securities” means (a) any shares of capital stock or other equity interests of the Company, (b) any other securities of the Company granting voting rights, (c) any warrants, options, convertible or exchangeable securities, subscriptions, calls or other rights (including any preemptive or similar rights) to subscribe for or purchase or acquire any of the securities described in the foregoing clauses (a) and (b) or (d) any security, instrument or agreement granting economic rights or benefits based upon the value or price of, or the value or price of which is determined by reference to, any of the securities described in the foregoing clauses (a) through (c), regardless of whether such security, instrument or agreement is or may be settled in securities, cash or other assets.
“Encumbrances” means any and all liens, charges, security interests, claims, pledges, encumbrances, assessments, options, deeds of trust, judgments, voting trusts, charges and other similar restrictions.

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“Family-Related Person(s)” means (a) James C. Edenfield, his spouse, his descendants (whether by blood or adoption), his descendants’ spouses (including any person married to one of her descendants at the time of such descendant’s death), the descendants of a spouse of his descendant (whether by blood or adoption), his siblings, the descendants of his siblings (whether by blood or adoption), or the estate of any of the foregoing persons, (b) trusts which are for the benefit of any combination of the persons described in clause (a), or any trust for the benefit of any such trust, or (c) partnerships, limited liability companies or any other entities which are controlled by any combination of the persons described in clause (a), the estate of any such persons, a trust referred to in clause (b) or an entity that satisfies the conditions of this clause (c).
“GBCC” means the Georgia Business Corporation Code.
“Governmental Authority” means any (a) regional, federal, state, provincial, local, foreign or international government, governmental or quasi-governmental authority, regulatory authority or administrative agency or (b) court, tribunal, arbitrator, arbitral body (public or private) or self-regulatory organization, including Nasdaq or any other stock exchange.
“Governmental Order” means any order, ruling, writ, judgment, injunction, decree, stipulation, approval, authorization or determination entered by any Governmental Authority.
“Law” means all applicable provisions of any law (including common law), statutes, constitutions, treaties, rules, regulations, ordinances, codes or Governmental Order.
“person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.
“Proposed Amendment” has the meaning set forth in the recitals.
“Representative” means, with respect to any person, such person’s directors, officers, employees, agents, advisors, attorneys, accountants, members, partners and other representatives.
"Requisite Shareholder Approval” has the meaning set forth in Section 5.1.
“Tax Return” means any return, declaration, statement, claim for refund, election, estimate, report, form and information return and any schedule, attachment or amendment thereto relating to Taxes.
“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
“Transfer” means, with respect to the Covered Shares, to, directly or indirectly, transfer, sell, offer to sell, contract or agree to sell, grant any option to purchase or otherwise dispose of or agree to dispose of Covered Shares.
1.2Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning

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or interpretation of this Agreement. The term “parties” shall mean the Company and the Class B Shareholder, and the term “party” shall be deemed to refer to either the Company, on the one hand, or the Class B Shareholder, on the other hand, as the case may be. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Except as otherwise specified, any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified. Except as otherwise specified, any reference to a Law shall be deemed to refer to such Law as amended from time to time and to any rules or regulations promulgated thereunder. Words in singular will be held to include the plural and vice versa and a word of one gender will be held to include the other genders as the context requires. The word “or” will not be exclusive. The phrases “the date of this Agreement” and “the date hereof” shall be deemed to refer to the date set forth on the cover of this Agreement. References to “dollars” and “$” means U.S. dollars. The parties agree that this Agreement is the product of discussions and negotiations between the parties and their respective advisors, each of the parties was represented by counsel in connection therewith and, accordingly, this Agreement and any document generated in connection herewith shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any document to be drafted.
Article II

THE CLOSING
1.1Closing. Unless another time, date, place or such other manner is mutually agreed in writing between the Company and the Class B Shareholder, the closing of the Reclassification Transaction (the “Closing”) shall take place through the electronic exchange of deliverables and release of signatures for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI at or around 9:00 a.m., Eastern Time, on the earliest practicable day (but no later than the third Business Day) following satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions). The date on which the Closing occurs shall be the “Closing Date.”
1.2Proposed Amendment; Payment of Reclassification Consideration.
(a)At the Closing, the Company shall (i) file the Proposed Amendment with the Corporations Division of the Georgia Secretary of State, and the Proposed Amendment shall become effective on the date and at the time of the acceptance for record of the Proposed Amendment by the Corporations Division of the Georgia Secretary of State (the “Effective Time”) and (ii) issue or cause to be issued to the Class B Shareholder the Reclassification Consideration.
(b)Promptly following the Closing Date, the Company shall arrange for the replacement of any stock certificates for Class B Common Stock (or, in the case of shares of Class B Common Stock held in book-entry form, book-entries with respect thereto) with book-entries in respect of each share of issued and outstanding share of Class B Common Stock which has been adjusted by the Reclassification Transaction, if applicable.
1.3Adjustments. The Reclassification Consideration shall be adjusted to the extent appropriate to reflect the effect of any stock split, reverse stock split, stock dividend or stock distribution of Class A Common Stock or Class B Common Stock, issuances of any securities convertible to any such securities outside of the ordinary course or any other reorganization, recapitalization, reclassification or

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other like change with respect to Class A Common Stock or Class B Common Stock having a record date occurring on or after the date of this Agreement and prior to the Effective Time, which shall be reflected in the Proposed Amendment as filed pursuant to Section 2.2(a).
Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
In order to induce the Class B Shareholder to enter into this Agreement, the Company hereby represents and warrants to the Class B Shareholder as follows:
1.1Corporate Power and Authority. The Company is a duly organized and validly existing corporation under the Laws of the State of Georgia and in good standing with the Corporations Division of the Georgia Secretary of State. The Company has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Requisite Shareholder Approval at a meeting of the Company’s shareholders duly called and held at which a quorum was established. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Class B Shareholder) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar Laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity (collectively, the “Enforceability Exceptions”).
1.2Capitalization.
(a)As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock. As of April 10, 2024, (i) 31,398,542 shares of Class A Common Stock were issued and outstanding, and (ii) 1,821,587 shares of Class B Common Stock were issued and outstanding, and (iii) 5,534,953 shares of Class A Common Stock were held in the treasury of the Company.
(b)Upon the consummation of the Reclassification Transaction, the shares of Class A Common Stock into which the shares of Class B Common Stock are being reclassified pursuant to the Proposed Amendment will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or similar rights.
1.3Conflicts; Consents and Approvals. The execution and delivery of this Agreement by the Company, and, subject to the receipt of the Requisite Shareholder Approval and the filing of the Proposed Amendment with the Corporations Division of the Georgia Secretary of State, the consummation of the Reclassification Transaction and the other transactions contemplated hereby by the Company do not and will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default under the Company’s amended and restated articles of incorporation in effect as of the Closing (the “Current Articles”) or the Company’s amended and restated bylaws in effect as of the Closing (the “Company Bylaws”), (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any person to terminate, accelerate, modify or call a default under, or result in

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the creation of any Encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company is a party (other than any compensation or similar plan or arrangement), (c) violate any Law applicable to the Company, or (d) subject to receipt of the Requisite Shareholder Approval, the filing of the Proposed Amendment with the Corporations Division of the Georgia Secretary of State, compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), including required filings with the U.S. Securities and Exchange Commission (the “SEC”), required filings pursuant to state securities or “blue sky” Laws and the approval by the Nasdaq Stock Market (“Nasdaq”) of the shares of Class A Common Stock into which the Class B Common Stock shall be reclassified by virtue of the Proposed Amendment for listing (subject to official notice of issuance), require any action or consent or approval of, or review by, or registration or material filing by the Company with, any Governmental Authority, except, with respect to clauses (b), (c) and (d), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially impair or materially delay the consummation of the Reclassification Transaction and the other transactions contemplated hereby.
1.4Board Recommendation. In accordance with the applicable provisions of the GBCC, the Current Articles and the Company Bylaws, the Board, at a meeting duly called and held, following receipt of the unanimous recommendation of the Independent Directors: (a) approved this Agreement and the consummation of the Reclassification Transaction and the other transactions contemplated by this Agreement; (b) determined and declared that the terms of this Agreement and the Reclassification Transaction and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Common Shareholders; (c) resolved to have the Company enter into this Agreement; (d) resolved to submit the approval and adoption of the Reclassification Transaction to the shareholders of the Company at the 2024 Annual Meeting; and (e) resolved to make the Company Board Recommendation.
1.5Opinion of Financial Advisor to the Board. The Board has received the opinion of Houlihan Lokey Capital, Inc., financial advisor to the Board, to the effect that, based upon and subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of the date of such opinion, the Exchange Ratio provided for in the Reclassification Transaction pursuant to this Agreement was fair, from a financial point of view, to the Company.
1.6Litigation. As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification Transaction and the other transactions contemplated by this Agreement.
1.7Finders’ Fees. Other than Houlihan Lokey, no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company is entitled to any fee or commission from the Company in connection with the consummation of the Reclassification Transaction.

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Article IV

REPRESENTATIONS AND WARRANTIES OF THE CLASS B SHAREHOLDER
In order to induce the Company to enter into this Agreement, the Class B Shareholder represents and warrants to the Company as follows:
1.1Title to Shares. As of the date hereof, the Class B Shareholder owns beneficially 196,253 shares of Class A Common Stock and 1,831,587 shares of Class B Common Stock (collectively, the “Covered Shares”). The Class B Shareholder owns beneficially, and the Class B Shareholder has the sole power to vote or direct the voting of, all shares of Class B Common Stock. The Class B Shareholder is not a party and is not subject to any option, warrant, purchase right, subscription right, conversion right, exchange right, preemptive right, right of first refusal, call right or other similar right that could require such Class B Shareholder to Transfer any shares of Class B Common Stock. The Class B Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any shares of Class B Common Stock, other than this Agreement and the irrevocable proxy delivered pursuant to Section 5.3(b). The Class B Shareholder does not hold, own, or have the power to vote, directly or indirectly, any Company Securities other than the Covered Shares.
1.2Power and Authority. The Class B Shareholder has all requisite capacity to execute and deliver this Agreement and perform the Class B Shareholder’s obligations hereunder. This Agreement has been duly executed and delivered by the Class B Shareholder, and (assuming due authorization, execution and delivery by the Company) constitutes the legal, valid and binding obligation of the Class B Shareholder, enforceable against the Class B Shareholder in accordance with its terms, subject to the Enforceability Exceptions.
1.3Conflicts; Consents and Approvals. The execution and delivery of this Agreement by the Class B Shareholder, and the consummation of the Reclassification Transaction and the other transactions contemplated hereby by the Class B Shareholder do not and will not (a) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on such property or asset of the Class B Shareholder pursuant to, any contract to which the Class B Shareholder is a party or by which the Class B Shareholder or any property or asset of the Class B Shareholder is bound or affected, (b) violate any Law applicable to the Class B Shareholder or any of the Class B Shareholder’s properties or assets or (c) require any action or consent or approval of, or review by, or registration or material filing by the Class B Shareholder with, any Governmental Authority except, with respect to clauses (a), (b) and (c), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Class B Shareholder or prevent or materially impair or materially delay the consummation of the Reclassification Transaction and the other transactions contemplated by this Agreement.
1.4Litigation. As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Class B Shareholder, threatened, against the Class B Shareholder, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification Transaction and the other transactions contemplated by this Agreement.

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1.5Finders’ Fees. No investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Class B Shareholder is entitled to any fee or commission from the Company in connection with the consummation of the Reclassification Transaction.
Article V

COVENANTS
1.12024 Annual Meeting. The Company shall submit to its shareholders at the 2024 Annual Meeting a proposal seeking the approval and adoption of Proposed Amendment and the Reclassification Transaction, by (a) a majority of the issued and outstanding shares of Class A Common Stock and Class B Common Stock held by all holders of Class A Common Stock and Class B Common Stock, voting as a single voting class, and (b) a majority of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Common Shareholders, voting as a separate voting class, (such approval with respect to the Proposed Amendment and the Reclassification Transaction, collectively, the “Requisite Shareholder Approval”).
1.2Proxy Materials.
(a)The Company shall prepare and file with the SEC a proxy statement in connection with the 2024 Annual Meeting (as amended and supplemented from time to time, the “Proxy Statement”) and promptly after such filing, mail or otherwise send as required the Proxy Statement to the Company’s shareholders in connection with the 2024 Annual Meeting. The Proxy Statement shall include (i) the Company Board Recommendation and (ii) the unanimous recommendation of the Independent Directors to the Board that the Board determine that the Proposed Amendment and the Reclassification Transaction are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Common Shareholders, and (iii) the recommendation of the Board to the shareholders of the Company that they approve and adopt the Proposed Amendment and the Reclassification Transaction.
(b)The Company and the Class B Shareholder shall cooperate and, as requested by the Class B Shareholder, consult with each other in the preparation of the Proxy Statement, which shall comply as to form, in all material respects, with the requirements of the Exchange Act. Without limiting the generality of the foregoing, the Class B Shareholder shall (i) furnish to the Company the information relating to the Class B Shareholder required by the Exchange Act to be set forth in the Proxy Statement, which shall not, on the date the Proxy Statement or any amendment or supplement is mailed or otherwise sent as required to the Company’s shareholders or at the time of the 2024 Annual Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) cooperate with the Company in responding to any comments made by the staff of the SEC with respect thereto. The Class B Shareholder and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement related to the Reclassification Transaction and any amendments or supplements thereto (which comments the Company will consider in good faith) before the filing thereof with the SEC. The Company shall have no liability for statements made in the Proxy Statement based on information or materials provided by or on behalf of the Class B Shareholder or their Representatives expressly for inclusion or incorporation by reference in the Proxy Statement.
(c)The Company will promptly notify the Class B Shareholder of the receipt of any comments from the staff of the SEC with respect to the Proxy Statement and of any request by the staff of

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the SEC for amendments of, or supplements to, the Proxy Statement related to the Reclassification Transaction.
1.3Voting; Restriction on Transfers and Pledges.
(a)Until the earlier of (i) the Closing Date and (ii) the termination of this Agreement pursuant to Article VII, the Class B Shareholder hereby irrevocably and unconditionally agrees, at the 2024 Annual Meeting and at any special meeting of the Company’s shareholders called for the purpose of obtaining the Requisite Shareholder Approval, however called, including any postponement or adjournment thereof, in each case to the extent relating to or reasonably expected to affect or concern the Reclassification Transaction, that the Class B Shareholder shall, in each case to the fullest extent that the Class B Shareholder is entitled to vote its Covered Shares:
(i)to appear, in person or by proxy, at each such meeting or otherwise cause its Covered Shares to be counted as present thereat for purposes of determining a quorum; and
(ii)to vote (or cause to be voted), in person or by proxy, its Covered Shares (A) in favor of approving any proposal submitted by the Board for shareholder approval at the 2024 Annual Meeting, including but not limited to the Proposed Amendment and Reclassification Transaction and any action reasonably requested by the Company in furtherance of the foregoing, including any proposal to postpone or adjourn any meeting of the Company’s shareholders at which the Proposed Amendment and Reclassification Transaction are submitted for the consideration and vote of the Company’s shareholders to a later date if there are not sufficient votes for approval of such matters or to establish a quorum on the date on which the meeting is held (each, a “Company Proposal”); (B) unless otherwise directed in writing by the Board, against any action, agreement or transaction that would reasonably be expected to (1) be inconsistent with or contrary to the terms and conditions of any Proposed Amendment or Reclassification Transaction, or (2) result in any of the conditions set forth in Article VI not being satisfied on or before the Outside Date; (C) unless otherwise directed in writing by the Board, against any proposal submitted for shareholder approval at the 2024 Annual Meeting that is not a Company Proposal; and (D) against any other action, agreement or transaction involving the Company or any of its subsidiaries, including any change in the present capitalization of the Company or any amendment or other change to the Current Articles (other than any amendment or change consistent with the Proposed Amendment and the Reclassification Transaction) or the Company Bylaws, that is intended, or would reasonably be expected, to prevent or impair or delay the consummation of the Reclassification Transaction or the other transactions contemplated by this Agreement or the performance by the Company or by the Class B Shareholder of its obligations under this Agreement.
(b)Until the earlier of (i) the Closing Date and (ii) the termination of this Agreement pursuant to Article VII, the Class B Shareholder hereby irrevocably and unconditionally waives his right to nominate, directly or indirectly, any nominees to be elected at the 2024 Annual Meeting as Class B Directors on the Board.
(c)The Class B Shareholder hereby irrevocably appoints, and at the written request of the Company will cause any trust, limited partnership or other entity holding any Covered Shares over which the Class B Shareholder exercises direct or indirect voting control, to irrevocably appoint, as its and their proxy and attorney-in-fact, the Class B Proxy Holder with full power of substitution and re-substitution, to vote such Class B Shareholder’s Covered Shares in accordance with Section 5.3(a) at the 2024 Annual Meeting (including any adjournment or postponement thereof) prior to the termination of this Agreement in accordance with Article VII. This proxy is given as an additional inducement of the

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Company to enter into this Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Article VII, at which time any such proxy shall terminate. The Company may terminate this proxy with respect to such Class B Shareholder at any time at its sole election by written notice provided to such Class B Shareholder.
(d)The Class B Shareholder hereby covenants and agrees that, prior to the earlier of the Closing or the termination of this Agreement pursuant to Article VII, it shall not, directly or indirectly (i) except as set forth in this Agreement, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Class B Common Stock, (ii) Transfer, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any shares of Class B Common Stock, except a Transfer to any Family-Related Person or otherwise in connection with any bona fide estate, family or tax planning, but only if such transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement as the Class B Shareholder, or (iii) enter into any hedging, derivative, swap or other financial risk management contract with respect to any shares of Class B Common Stock.
(e)The Class B Shareholder hereby covenants and agrees that, (i) until the earlier of the Closing or the termination of this Agreement pursuant to Article VII, the Class B Shareholder shall continue to hold the power to vote or direct the voting of at least a majority of the issued and outstanding Class B Common Stock, and (ii) the Class B Shareholder will not knowingly take any action that would reasonably be expected to result in the Class B Shareholder failing to comply with this Section 5.3(e).
(f)Following the date hereof and prior to the earlier of the Closing or the termination of this Agreement pursuant to Article VII, in the event that the Class B Shareholder acquires additional Company Securities, (i) the Class B Shareholder shall promptly notify the Company of such additional Company Securities, and (ii) such Company Securities shall, immediately upon such acquisition and without further action of the parties, be deemed Covered Shares subject to this Section 5.3.
1.4Lock-Up.
(a)From the Closing Date until the date that is ten months after the Closing Date (the “Lock-Up Period”), the Class B Shareholder shall not, directly or indirectly, in any single transaction or series of related transactions: (i) Transfer any Covered Shares, (ii) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Covered Shares, for cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The Class B Shareholder hereby authorizes the Company during the Lock-Up Period to cause its transfer agent for the Covered Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Covered Shares for which the Class B Shareholder is the record holder or beneficial owner, in all cases consistent with this Section 5.4(a) (for the avoidance of doubt, the Company shall instruct the transfer agent to remove any such transfer restrictions, restrictive legends or the like in connection with any Transfer that is permissible hereunder and upon the expiration of the Lock-Up Period).
(b)Notwithstanding the foregoing restrictions in Section 5.4(a), the Class B Shareholder may Transfer the Covered Shares (1) to any Family-Related Person or otherwise in connection with any bona fide estate, family or tax planning, but only if such transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be

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bound by the terms of this Agreement as the Class B Shareholder, (2) to any other person to the extent such Transfer has been approved in writing by a majority of the members of the Board, and (3) to participate in or otherwise in connection with (x) a tender or exchange offer by any person or (y) a merger, stock sale, consolidation or other business combination of the Company, in the case of clauses (x) and (y), that has been approved or recommended by the Board.
(c)Any attempted Transfer in violation of this Section 5.4 shall be null and void ab initio. Any stock certificates representing shares of Class A Common Stock held by the Class B Shareholder shall include a legend reference to these Transfer restrictions as set forth in this Section 5.4.
1.5Further Assurances.
(a)Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things necessary, proper or advisable under applicable Law, to carry out the provisions of this Agreement and to consummate and make effective the Reclassification Transaction and the other transactions contemplated by this Agreement.
(b)Each of the parties hereto agrees to cooperate and use its commercially reasonable efforts, at the Company’s expense, to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned as promptly as possible any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect that restricts, prevents or prohibits the consummation of the Reclassification Transaction or any of the other transactions contemplated by this Agreement, including by pursuing all reasonably available avenues of administrative and judicial appeal.
1.6Public Announcement. The parties hereto hereby approve the issuance of the public announcement of this Agreement pursuant to a press release in substantially the form previously reviewed by the parties, with such other changes reasonably requested by the Company or the Class B Shareholder, subject to the prior approval of the other party (which approval will not be unreasonably withheld, delayed or conditioned). The parties hereto shall consult with and obtain the approval of the other party (which approval will not be unreasonably withheld, delayed or conditioned) before issuing any other press release or making any other public announcement or communication with respect to this Agreement, the Reclassification Transaction or the other transactions contemplated hereby; provided that the prior consent of the other party shall not be required with respect to the issuance of any press release or the making of any other public announcement or communication that (a) is consistent in all material respects with a press release or other public announcement or communication previously approved by such other party, or (b) is required by applicable Law or any listing agreement with any national securities exchange (it being understood that the Proxy Statement shall be governed by Section 5.2 and not this Section 5.6).
1.7Tax Matters. The parties hereto will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required following the resolution of a diligently contested audit.
1.8Indemnification. The Company hereby covenants and agrees to indemnify, defend and hold harmless the Class B Shareholder and the employees, agents and other Representatives of the Class B Shareholder (each, an “Indemnified Party”) against any and all Losses incurred in connection with, arising out of or resulting from any Reclassification Transaction Action to the extent permitted by

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applicable Law. For the purposes of this Section 5.8, (a) “Losses” shall mean any out-of-pocket costs and expenses incurred by an Indemnified Party related to a Reclassification Transaction Action but shall not include, for clarity, any loss, liability or damage with respect to Taxes, and (b) “Reclassification Transaction Actions” shall mean any claims, demands, actions, proceedings or investigations related to this Agreement or the transactions contemplated hereby, including the Reclassification Transaction (including any of the foregoing brought by any actual or purported shareholders, directors, officers or employees of the Company related thereto), other than any claims, demands, actions or proceedings brought by the Company or others, that are finally adjudicated by a court of competent jurisdiction, evidenced by a final, non-appealable judgment or order, that the Class B Shareholder breached this Agreement or, in the Class B Shareholder’s capacity as a director of the Company, has breached the Class B Shareholder’s fiduciary duties owed to the Company or shareholders of the Company.
Article VI

CONDITIONS PRECEDENT
1.1Conditions to Each Party’s Obligation. The respective obligation of each party to consummate the Closing shall be subject to the satisfaction or, to the extent permitted by Law, waiver (except for Section 6.1(a), which shall not be waivable) at or prior to the Closing of the following conditions:
(a)Requisite Shareholder Approval. The Requisite Shareholder Approval shall have been obtained.
(b)No Injunctions or Restraints. No Governmental Order issued by any court of competent jurisdiction or other Governmental Authority or other restraint or prohibition under Law (whether temporary, preliminary or permanent) preventing, prohibiting or enjoining the consummation of the Reclassification Transaction or the Proposed Amendment from becoming effective (any of the foregoing, a “Legal Restraint”) shall have been issued or come into effect.
1.2Additional Conditions to the Company’s Obligation. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:
(a)Representations and Warranties. (i) Each of the representations and warranties of the Class B Shareholder contained in Section 4.1, Section 4.2 and Section 4.3 shall be true and correct in all respects (except for any de minimis inaccuracies) on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all respects (except for any de minimis inaccuracies) as of such date) and (ii) each of the other representations and warranties of the Class B Shareholder contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).
(b)Performance of Obligations. The Class B Shareholder shall have performed in all material respects all of the obligations under this Agreement required to be performed by the Class B Shareholder at or prior to the Closing.

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(c)Class B Shareholder’s Certificate. The Company shall have received a certificate of the Class B Shareholder, signed by the Class B Shareholder and dated as of the Closing Date, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
1.3Additional Conditions to the Class B Shareholder’s Obligation. The obligations of the Class B Shareholder to consummate the Closing shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:
(a)Representations and Warranties. (i) Each of the representations and warranties of the Company contained in Section 3.1, Section 3.2 and Section 3.3 shall be true and correct in all respects (except for any de minimis inaccuracies) on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all respects (except for any de minimis inaccuracies) as of such date) and (ii) each of the other representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date).
(b)Performance of Obligations. The Company shall have performed in all material respects all of the obligations under this Agreement required to be performed by the Company at or prior to the Closing Date.
(c)Officer’s Certificate. The Class B Shareholder shall have received a certificate of the Company signed by an executive officer of the Company for and on behalf of the Company and dated as of the Closing Date certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
Article VII

TERMINATION
1.1Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:
(a)by mutual written consent of the Company and the Class B Shareholder;
(b)by the Company, if there has been any breach by the Class B Shareholder of any representation, warranty, covenant or agreement of the Class B Shareholder contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.2 and (ii) has not been waived by the Company or, if capable of being cured, cured by the Class B Shareholder within sixty days after the Class B Shareholder’s receipt of written notice thereof from the Company or is incapable of being cured; provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the Company at any time that the Company is in material breach of any representation, warranty, covenant or agreement of the Company hereunder, which material breach has not been waived by the Class B Shareholder or, if capable of cure, has not been cured by the Company;

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(c)by the Class B Shareholder, if there has been any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.3 and (ii) has not been waived by the Class B Shareholder or, if capable of being cured, cured by the Company within sixty days after the Company’s receipt of written notice thereof from the Class B Shareholder or is incapable of being cured; provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to the Class B Shareholder at any time that the Class B Shareholder are in material breach of any representation, warranty, covenant or agreement of the Class B Shareholder hereunder, which material breach has not been waived by the Company or, if capable of cure, has not been cured by the Class B Shareholder;
(d)by the Company or the Class B Shareholder, if the Closing does not occur on or prior to April 30, 2025, subject to any extensions of such date as may be mutually agreed by the parties in writing (the “Outside Date”); provided that no party shall be entitled to terminate this Agreement pursuant to this Section 7.1(d) if such party is then in breach of any representation, warranty, covenant or agreement hereunder, which breach has been the primary cause of or resulted in the failure of the transactions contemplated hereby to be consummated on or prior to the Outside Date;
(e)by the Company or the Class B Shareholder, if the Requisite Shareholder Approval shall not have been obtained at the 2024 Annual Meeting; provided that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of or resulted in the failure to obtain the Requisite Shareholder Approval; or
(f)by the Company or the Class B Shareholder, if any permanent Legal Restraint shall have been issued or come into effect that permanently prevents, prohibits or enjoins the consummation of the Reclassification Transaction or the Proposed Amendment from becoming effective, and such Legal Restraint shall have become final and non-appealable.
1.2Notice of Termination. In the event of a termination by the Company or the Class B Shareholder pursuant to this Article VII, written notice thereof shall forthwith be given to the other party or parties, and the transactions contemplated by this Agreement shall be terminated, without further action by any party. No termination of this Agreement by the Company shall be effective unless and until such action is approved by the Board following receipt of the recommendation of the Independent Directors.
1.3Effect of Termination and Abandonment. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article VII, this Agreement shall become void, and of no further force and effect; provided that Section 5.8, this Section 7.3 and Article VIII shall survive such termination. Nothing in this Article VII shall be deemed to release any party from any liability for any willful or material breach by such party of the terms and provisions of this Agreement, or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.
Article VIII

MISCELLANEOUS
1.1Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, portable document format (.pdf) or other electronic transmission or any electronic

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signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be an original, and which together shall constitute one and the same Agreement. Any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
1.2Entire Agreement. This Agreement constitutes the entire agreement among the parties, and supersede any prior agreements, understandings, arrangements or representations, by or among the parties, written and oral, with respect to the subject matter hereof.
1.3Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced as a result of any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally intended to the greatest extent possible.
1.4Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.
1.5Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Georgia. Each of the parties hereto (a) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the United States District Court for the Northern District of Georgia, or, if that court does not have jurisdiction, another state or federal court sitting in Atlanta, Georgia (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.8. Nothing in this Section 8.5, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (X) MAKES THIS WAIVER VOLUNTARILY AND (Y) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS

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AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5.
1.6Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
1.7Amendment. This Agreement may not be altered, amended or supplemented, except by an agreement in writing signed by the parties hereto; provided that the Company shall not agree to amend this Agreement unless and until such amendment is approved by the Board following receipt of the recommendation of the Independent Directors.
1.8Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by email or by courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.8), provided that for email notice, receipt is only deemed when the applicable recipient replies by email to the sender’s email address and confirms receipt; an automatic “read receipt,” out of office message or similar automated message will not constitute confirmation of receipt:
if to the Company, to:

American Software, Inc.
470 East Paces Ferry Road, N.E.
Atlanta, GA 30305
Attention: General Counsel
Email: [On file with the Company]

with a copy, which shall not constitute notice, to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
[On file with the Company]

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if to the Class B Shareholder, to:

James C. Edenfield
c/o Hendrick, Rascoe, Zitron & Long, LLC
[On file with the Company]

with a copy, which shall not constitute notice, to:

Hendrick, Rascoe, Zitron & Long, LLC
[On file with the Company]

1.9Assignment; Successors and Assigns. Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by any party hereto without the other party’s or parties’ prior written consent; provided that a merger or consolidation involving the Company shall be permissible without the consent of the Class B Shareholder (for the avoidance of doubt, other than in their capacity as holders of shares of capital stock of the Company). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties, and their respective successors and permitted assigns. Any assignment or purported assignment in violation of this provision shall be void and of no effect.
1.10Fees and Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the responsibility of, and shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.
1.11Waiver. No failure or delay on the part of any party in exercising any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Prior to the Closing Date, the Company shall not waive any right or condition to its obligations under this Agreement unless and until such waiver is approved by the Board following receipt of the recommendation of the Independent Directors.
{Signature Page Follows}

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

AMERICAN SOFTWARE, INC.

By:	Signed/H. Allan Dow
Name:	H. Allan Dow
Title:	President

CLASS B SHAREHOLDER

Signed/James C. Edenfield
Name:	James C. Edenfield

[Signature Page to Reclassification Agreement]